Exhibit 2
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                         COMMON STOCK EXCHANGE AGREEMENT
                         -------------------------------


This Exchange Agreement (this "Agreement") is entered into as of this 8th day of April, 1997, among Affiliated Services, Inc., a Nevada corporation, ("Affiliated"); Amber Capital, Inc., a Delaware Corporation, ("Amber") and LottoWorld, Inc., a Florida Corporation("LWI").

WHEREAS, it is the desire of Affiliated and Amber to exchange common shares of Sound Money Investors, Inc. ("SMI"), a Nevada corporation registered in its name for common shares of LWI, and

WHEREAS, it is the desire of LWI to exchange common shares of LWI for common shares of SMI.

NOW THEREFORE, in consideration of the mutual representations, warranties, convents and agreements contained herein, the parties agree as follows:

                                    ARTICLE I

1.1 THE SHARE EXCHANGE. Subject to the terms and conditions of this Agreement, at the Effective Date (as defined below), the parties agree that LWI shall transfer to Amber and Affiliated the common stock of LottoWorld equal in value to $500,000 and that Affiliated and Amber shall transfer to LWI the common stock of SMI, Inc. equal in value to $500,000. The value of the common stock so exchanged will be set as of the Effective Date.

1.2 THE CLOSING AND EFFECTIVE DATE. Subject to the terms and conditions of this Agreement, the consummation of the transaction contemplated hereunder (the "Closing") shall take place as promptly as practicable. The Effective Date or Effective Time as provided in the agreement will be April 9, 1997.

1.3 EXCHANGE OF SECURITIES. As soon as practical after the effective date, the number of shares of common stock to be exchanged shall be calculated based upon closing "ask" price of the common stock of the relevant corporation divided into $500,000. For example if the "ask price" for SMI stock on the Effective date is $.125 then the number of shares to be exchanged will be 4,000,000 shares. If the "ask price" for LottoWorld is $.97 then the number of shares to be exchanged will be 515,464.

1.4 FILING OF DOCUMENTS. At the time of the closing (the "Effective Date" or "Effective Time"), the parties shall cause to be filed any documents that LWI determines to be required to lawfully effect the purposes of this Agreement.

1.5 ISSUANCE OF SHARES; DELIVERY OF CERTIFICATES AND ASSIGNMENTS. At the Effective Time, LWI shall issue and deliver to Affiliated and Amber the LWI shares issuable pursuant to Section 1.3, registered in the name of Affiliated or Amber. Affiliated and Amber shall deliver to LWI the certificate(s) representing the SMI shares with duly executed assignments and stock powers. Each of LWI, Amber and Affiliated agree that, for a period of three hundred and sixty five
(365) days from the Effective Date, they will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of , any of the LWI or SMI shares without the other parties prior written consent (the "Holding Period"), and subsequent to the Holding Period each of LWI, Amber and Affiliated agree that the other party has a first right of refusal and repurchase right as provided in Article V.

1.6   TAX  TREATMENT.   The  parties  hereto  acknowledge  and  agree  that  the
transactions contemplated hereby are intended to be a tax-free transaction under
Section 351 of the Internal Revenue Code of 1986, as amended.

1.7 COMMON STOCK EFFECTED. Notwithstanding anything to the contrary contained in this agreement, the stock restrictions and agreements contained herein shall only apply to the stock exchanged hereunder and shall not effect any other shares of stock owned presently or acquired subsequently by the parties.

                                   ARTICLE II

REPRESENTATIONS AND WARRANTIES OF LWI

      As a material inducement to Affiliated and Amber to enter into this Agreement and to consummate the transaction contemplated hereby, LWI makes the following representations and warranties to Affiliated.

2.1 CORPORATE STATUS. LWI is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite power and authority to carry on its business.

2.2 CORPORATE POWER AND AUTHORITY. LWI has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. LWI has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation f the transactions contemplated hereby.

2.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by LWI and constitutes a legal, valid and enforceable obligation of LWI, enforceable against LWI in accordance with its terms, except as the same may by limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

2.4 LWI COMMON STOCK. Upon consummation of the transactions contemplated hereunder and the issuance and delivery of certificates representing the LWI shares, the LWI shares will be validly issued, fully paid and non-assessable shares of LWI.

2.5 NO COMMISSIONS. LWI has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

2.6 ACCURACY OF INFORMATION. No representation, statement or information made or furnished by LWI to Affiliated or Amber or any of Affiliated and Amber's representatives, including those contained in this Agreement contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading.

2.7 INVESTMENT INTENT; ACCREDITED INVESTOR STATUS. LWI is acquiring the SMI shares hereunder for its own account for investment and not with a view to, or for the sale in connection with, any distribution of any of the SMI shares, except in compliance with applicable state and federal securities laws. LWI has had the opportunity to discuss the transaction contemplated hereby with Affiliated and Amber and has had the opportunity to obtain such information pertaining to Affiliated and Amber as has been requested, including but not limited to fillings made by Affiliated and Amber with the SEC under the Exchange Act, as amended. LWI is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, as amended, and has such knowledge and experience in business or financial matters that it is capable of evaluating the merits and risks of an investment in Affiliated and Amber.

                                   ARTICLE III

REPRESENTATIONS AND WARRANTIES OF AFFILIATED

      As a material inducement to LWI to enter into this Agreement and to consummate the transaction contemplated hereby, Affiliated makes the following representations and warranties to LWI.

3.1 CORPORATE STATUS. Affiliated is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite power and authority to carry on its business.

3.2 CORPORATE POWER AND AUTHORITY. Affiliated has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Affiliated has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation f the transactions contemplated hereby.

3.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by Affiliated and constitutes a legal, valid and enforceable obligation of Affiliated, enforceable against Affiliated in accordance with its terms, except as the same may by limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

3.4 SMI COMMON STOCK. Upon consummation of the transactions contemplated hereunder and the issuance and delivery of certificates representing the SMI shares, the SMI shares will be validly issued, fully paid and non-assessable shares of SMI common stock.

3.5 NO COMMISSIONS. Affiliated has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

3.6 ACCURACY OF INFORMATION. No representation, statement or information made or furnished by Affiliated to LWI or any of LWI's representatives, including those contained in this Agreement contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading.

3.7 INVESTMENT INTENT; ACCREDITED INVESTOR STATUS. Affiliated is acquiring the LWI shares hereunder for its own account for investment and not with a view to, or for the sale in connection with, any distribution of any of the LWI shares, except in compliance with applicable state and federal securities laws. Affiliated has had the opportunity to discuss the transaction contemplated hereby with LWI and has had the opportunity to obtain such information pertaining to LWI as has been requested, including but not limited to fillings made by LWI with the SEC under the Exchange Act, as amended. Affiliated is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, as amended, and has such knowledge and experience in business or financial matters that it is capable of evaluating the merits and risks of an investment in LWI.

                                   ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF AMBER

      As a material inducement to LWI to enter into this Agreement and to consummate the transaction contemplated hereby, Amber makes the following representations and warranties to LWI.

4.1 CORPORATE STATUS. Amber is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to carry on its business.

4.2 CORPORATE POWER AND AUTHORITY. Amber has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Amber has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation f the transactions contemplated hereby.

4.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by Amber and constitutes a legal, valid and enforceable obligation of Amber, enforceable against Amber in accordance with its terms, except as the same may by limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

4.4 SMI COMMON STOCK. Upon consummation of the transactions contemplated hereunder and the issuance and delivery of certificates representing the SMI shares, the SMI shares will be validly issued, fully paid and non-assessable shares of SMI common stock.

4.5 NO COMMISSIONS. Amber has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

4.6 ACCURACY OF INFORMATION. No representation, statement or information made or furnished by Amber to LWI or any of LWI's representatives, including those contained in this Agreement contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading.

4.7 INVESTMENT INTENT; ACCREDITED INVESTOR STATUS. Amber is acquiring the LWI shares hereunder for its own account for investment and not with a view to, or for the sale in connection with, any distribution of any of the LWI shares, except in compliance with applicable state and federal securities laws. Affiliated has had the opportunity to discuss the transaction contemplated hereby with LWI and has had the opportunity to obtain such information pertaining to LWI as has been requested, including but not limited to fillings made by LWI with the SEC under the Exchange Act, as amended. Affiliated is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, as amended, and has such knowledge and experience in business or financial matters that it is capable of evaluating the merits and risks of an investment in LWI.

                                   ARTICLE V

ADDITIONAL AGREEMENTS

5.1 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

5.2 COOPERATION. Each of the parties agrees to cooperate with the other parties in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation or the rules of any exchange on which the LWI Common Stock is listed or the NASDAQ Stock Market in connection with the transactions contemplated by this Agreement and to use its respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

5.3 TAX TREATMENT. LWI, Amber and Affiliated will use their respective best efforts to cause the transactions contemplated hereunder to qualify as tax-free transactions under the provisions of Section 351 of the Code and do not presently intend to take any action after the transactions contemplated hereunder are effected to cause the transactions contemplated hereunder to lose their tax-free status. All parties hereto agree to comply with the reporting requirements of Section 351 of the Code and applicable Treasury Regulations promulgated thereunder.

5.4 VOTING RIGHTS. For the term of this agreement so long as any stock is held by the parties, the parties hereby agree to assign to each other the Voting Rights represented by the stock so exchanged, so that Amber and Affiliated will continue to exercise their voting rights in SMI and that LWI will continue to exercise its voting rights in LottoWorld.

                                   ARTICLE VI

FIRST RIGHT OF REFUSAL AND REPURCHASE RIGHTS

6.1 FIRST RIGHT OF REFUSAL. Subsequent to termination of the Holding Period, in the event LWI, Amber or Affiliated intends or attempts to sell, give, assign, pledge, encumber or otherwise dispose of any interest or right in the LWI shares or SMI shares owned by it as a result of this Agreement, then such shareholder shall immediately offer to sell such number of shares it intends to sell, give, assign, transfer, pledge, encumber or otherwise dispose of. Such offer shall be in the form of a written notice (the "First Right of Refusal Notice") addressed and delivered to the other party containing a statement as to (i) the name and address of the proposed purchaser, assignee or transferee, if applicable, (ii) the terms of such intended sale, gift, assignment, transfer or encumbrance, including with respect to a transfer for value, the price per share and (iii) the number of shares offered.

        The other party shall have the first right and option, exercisable within thirty (30) days of the date of the First Right of Refusal Notice, to purchase all or any part of such offered shares at the price per share stated in the First Right of Refusal Notice. If the other party fails to purchase any or all of such shares offered for sale, then the holder thereof shall be free to offer and sell any remaining shares to any other party.

6.2 REPURCHASE RIGHTS OF AFFILIATED, AMBER AND LWI. Any time after the Holding Period, and upon thirty (30) days prior notice by the repurchasing party, either party to this Agreement may repurchase some or all of the shares acquired of the other party as a result of this Agreement. The price payable for the repurchased shares shall equal the price paid pursuant to Section 1.3 of this Agreement. The per share amount shall be subject to equitable adjustment whenever there shall occur a combination, stock split, reclassification or other similar event with respect to the LWI shares or the SMI shares.

                                   ARTICLE VII

INDEMNIFICATION

7.1 AGREEMENT BY THE SHAREHOLDERS TO INDEMNIFY. Subject to the terms set forth herein below, the parties agree to indemnify and hold each other harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities, and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by a party arising out of or resulting from (i) any material breach of a representation or warranty made by the other party in or pursuant to this Agreement, or (ii) any material breach of the covenants or agreements made by the other party in or pursuant to this Agreement.

7.2 SURVIVAL OR REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by Affiliated and LWI in this Agreement or pursuant hereto shall survive for a period of three (3) years after the Effective Time. No claim for the recovery of Indemnifiable Damages may be asserted by one of the parties against another after such representations and warranties shall thus expire, provided, however, that claims for Indemnifiable Damages first asserted within the applicable period shall not thereafter be varied. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

                                ARTICLE VIII

SECURITIES LAW MATTERS

8.1 DISPOSITION OF SHARES. Affiliated, Amber and LWI each represents and warrants that the shares being acquired hereunder are being acquired and will be acquired for its own accounts and will not be sold or otherwise disposed of, except pursuant to (a) an exemption from the registration requirements under the Securities Act, which does not require the filing by LWI, Amber or Affiliated with the SEC of any registration statement, offering circular or other document, in which case, the selling entity shall first supply to other an opinion of counsel (which counsel and opinions shall be satisfactory to the recipient) that such exception is available, or (b) an effective registration statement filed by LWI, Amber or Affiliated with the SEC under the Securities Act. The parties understand that the shares being transferred may be shares restricted by other agreements and not freely trading shares at the time of their transfer, but may or will become freely trading shares prior to the expiration of one year from the effective date.

8.2 LEGEND. The certificates representing the SMI shares and LWI shares shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT IN COMPLIANCE WITH ANY APPLICABLE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

LWI may, unless a registration statement is in effect covering such shares, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws.

                                   ARTICLE IX

TERMINATION

9.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

(a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or

(b) by LWI, in the event of a material breach by Amber or Affiliated of any provision of this Agreement; or

(c) by Affiliated or Amber in the event of a material breach by LWI of any provision of this Agreement; or

(d) by LWI, Amber or Affiliated if the Closing shall not have occurred by April 15, 1997.

9.2 EFFECT OF TERMINATION. Except for the provisions of Article VII hereof, which shall survive any termination of this Agreement, breach of any of its representations, warranties, covenants or agreements set forth in this Agreement in the event of termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void and of no further force and effect and the parties shall be released from any and all obligations hereunder; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

9.3 ARBITRATION. If a dispute arises out of or relates to this contract, or the breach thereof, and if said dispute cannot be settled through direct discussions, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration. Thereafter, any unresolved controversy or claim arising out of or relating to this contract or breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the Award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The situs for the mediation and arbitration shall be Orange County, Florida.

                                    ARTICLE X

GENERAL PROVISIONS

10.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

(a) if to LottoWorld, Inc.                (b) if to Affiliated

LottoWorld, Inc.                          Affiliated Services, Inc.
Attn.: Dennis B. Schroeder                Attn: Tracia N. Arnold
2150 Goodlette Road                       Rt. 1 Box 242
Suite 200                                 360 Speaks Road
Naples, FL  34102                         Advance, NC  27006
(941)-643-1677                            (910)-998-3316
fax: (941)-643-6670

(c) if to Amber,

Amber Capital, Inc.
Attn:  Stephanie S. Arnold
President
2 Spur Lane
Rolling Hills, CA  90274
(310)-377-2680

Notice shall be deemed given on the date sent if sent by overnight delivery or facsimile transmission and on the date delivered (or the date of refusal of delivery) if sent by certified or registered mail.

10.2 ENTIRE AGREEMENT. This Agreement (including any Exhibits and Schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. Any Exhibits and Schedules constitute a part hereof as though set forth in full above.

10.3 EXPENSES. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.

10.4 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

10.5 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by any of the Shareholders or any of the Partners without the prior written consent of Affiliated.

10.6  COUNTERPARTS.   This   Agreement   may  be   executed  in  any  number  of
counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

10.7 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Time shall be of the essence in this Agreement.

10.8 GOVERNING LAW; INTERPRETATION. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State.

10.9 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the
                                      -12-
terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement;
(c) said party has had the opportunity to seek and has obtained the advise of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.







      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.



LOTTOWORLD, INC.                                AFFILIATED, INC.

By: s/ Dennis B. Schroeder                      By: s/ Tracia N. Arnold
   -----------------------------                   ------------------------
    Dennis B. Schroeder                             Tracia N. Arnold
    Chief Executive Officer                         President



AMBER CAPITAL, INC.

By: s/ Stephanie S. Arnold
   -----------------------------
    Stephanie S. Arnold
    President
















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